EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

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                            ARTICLES OF INCORPORATION

                                       OF

                                  KEARNEY, INC.


                  KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Wyoming does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Wyoming, the Articles of Incorporation:


                                    ARTICLE I

                                      NAME

                  The name of the Corporation shall be:  KEARNEY, INC.


                                   ARTICLE II

                               PERIOD OF DURATION

                  The Corporation shall exist in perpetuity, from and after the date of filing the Articles of Incorporation with the Secretary of State of the State of Wyoming, unless dissolved according to law.


                                   ARTICLE III

                               PURPOSES AND POWERS

                  This Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be organized under the Wyoming Business Corporation Act.


                                   ARTICLE IV

                                  CAPITAL STOCK

                  The aggregate number of shares which this Corporation shall have authority to issue is fifty million (50,000,000) shares of $0.001 par value each, which shares shall be of one (1) class of voting common stock.

                  1. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive of preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.


                                    ARTICLE V

                                   AMENDMENTS

                  The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the General Corporation Law of Wyoming.


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                                   ARTICLE VI

                        ADOPTION AND AMENDMENT OF BYLAWS

                  The initial Bylaws of the corporation shall be adopted by its Board of Directors. Subject to repeal of change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and managements of the affairs of the Corporation not inconsistent with law of the Articles of Incorporation.


                                   ARTICLE VII

                     REGISTERED OFFICE AND REGISTERED AGENT

                  The address of the initial registered office of the Corporation is 49 Calypso, Casper, Wyoming 82604. The name of the initial reg-istered agent at such address is Ronald A. Shogren. Either the registered office or the registered agent may be changed in the manner permitted by law.


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                                  ARTICLE VIII

                           INITIAL BOARD OF DIRECTORS

                  The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation. The initial Board of Directors of the Corporation shall consist of three (3) directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:


               NAME                                        ADDRESS
          ------------------                      --------------------------
          Ronald A. Shogren                       49 Calypso
                                                  Casper, WY  82604

          Percy S. Chopping, Jr.                  P.O. Box 1308
                                                  Casper, WY  82802

          William A. Erickson                     2300 East 18th Street, #224
                                                  Casper, WY  82609


                                   ARTICLE IX

                                   INCORORATOR

                  The name and address of the incorporator is as follows:


              NAME                                   ADDRESS
              ---------------                        -------------------------

              Ronald A. Shogren                      49 Calypso
                                                     Casper, Wyoming  82604


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                  IN WITNESS  WHEREOF,  the  above-named  incorporator,  for the purpose of forming a Corporation under the laws of the State of Wyoming does make, file and record this certificate of Incorporation and certify that the facts herein stated are true and have according, set his hand and seal at Casper, Wyoming this 2nd day of August, 1999.


                                                       /s/ Ronald A. Shogren
                                                       -------------------------
                                                       Ronald A. Shogren


STATE OF WYOMING  )
                  )  SS.
COUNTY OF NATRONA )

     I, the undersigned, a Notary Public, hereby certify that on the ____ day of ________, 1999, personally appeared before me, Ronald A. Shogren, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, that it was his free and voluntary act and deed, and that the statements therein contained are true.

                  WITNESS my hand and official sea.

                  My Commission expires: May 19, 2000



                                            /s/ Marty Latham
                                            ------------------------------------
                                            Notary Public